                                                                     EXHIBIT 2.2

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "Agreement") is made as of July 23, 2003, by and among TSI Telecommunication Holdings, LLC, a Delaware limited liability company (the "Company") and the Persons listed on the signature page attached hereto under the heading "Exchanging Parties" (individually, an "Exchanging Party" and collectively, the "Exchanging Parties"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof or the Merger Agreement (as defined below).

                  The Exchanging Parties hold shares of the following securities of TSI Telecommunication Network Services Inc., a Delaware corporation ("TSI Networks"): Class B Common Stock, par value $.01 per share (the "TSI Networks Stock").

                  Each of the Exchanging Parties desires to contribute to the Company all of the TSI Networks Stock owned by such Exchanging Party in exchange for the number of Common Units of the Company (the "Common Units") listed opposite the Exchanging Party's name on the Schedule of Exchanging Parties attached hereto.

                  The execution of this Agreement by the Company and the Exchanging Parties is a condition to the acquisition of Brience, Inc. by TSI Networks pursuant to an agreement and plan of merger among TSI Networks, TSI Brience, LLC, Brience, Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P. and the Exchanging Parties dated as of July 15, 2003 (the "Merger Agreement").

                  The exchange with the Company by the Exchanging Parties of TSI Networks Stock for Common Units hereunder shall be effective immediately following the consummation of the transactions contemplated by the Merger Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  Section 1. Exchange; Authorization and Issuance of Company Securities.

                  1A. Authorization of Company Securities. The Company shall authorize the issuance of 19,775.01 Common Units to the Exchanging Parties.

                  1B. Exchange of TSI Networks Stock for Common Units. At the Closing (as defined in Section 1C below), subject to the terms and conditions set forth herein, (i) each Exchanging Party shall deliver to the Company all of the TSI Networks Stock owned by the Exchanging Party, accompanied by instruments of assignment acceptable to the Company (the "Exchange"), and (ii) the Company shall deliver to each Exchanging Party the number of Common Units listed opposite such Exchanging Party's name on the Schedule of Exchanging Parties attached hereto in exchange therefor. The Company and the Exchanging Parties agree that, as of the date of the Exchange, the fair value of each Exchanging Party's TSI Networks Stock is equal to the fair value of the Common Units set forth next to such Exchanging Party's name on the Schedule of Exchanging Parties. The Company and the Exchanging Parties agree to prepare or cause to be prepared their tax returns in accordance with the immediately preceding sentence.

                  1C. Closing. The closing of the Exchanging Parties' exchange of TSI Networks Stock for Common Units (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 immediately following the closing of the transactions contemplated by the Merger Agreement.

                  Section 2. Representations and Warranties with respect to the Exchanging Parties. As a material inducement to the Company to enter into this Agreement, each of the Exchanging Parties represents and warrants to the Company, as to such Person (severally and not jointly), that:

                  2A. Authorization of Transactions. The Exchanging Party has full power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Exchanging Party is a party, and to perform the Exchanging Party's obligations hereunder and thereunder.

                  2B. Execution, Delivery; Valid and Binding Agreements. This Agreement has been duly executed and delivered by the Exchanging Party, and this Agreement constitutes, and the other agreements contemplated hereby to which the Exchanging Party is a party, when executed and delivered by the Exchanging Party in accordance with the terms thereof, shall each constitute a valid and binding obligation of the Exchanging Party, enforceable in accordance with its terms, subject to the effect of bankruptcy or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity).

                  2C. No Breach. The execution and delivery by the Exchanging Party of this Agreement and the other agreements contemplated hereby to which the Exchanging Party is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Exchanging Party, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in the creation of any lien upon the Exchanging Party's assets or encumbrance upon the Exchanging Party's TSI Networks Stock pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, any material law, statute, rule or regulation to which the Exchanging Party is subject, or any material agreement, instrument, order, judgment or decree to which the Exchanging Party is subject.

                  2D. Title to TSI Networks Stock. On the Closing Date, the Exchanging Party shall transfer to the Company good and marketable title to the shares of the TSI Networks Stock set forth opposite the Exchanging Party's name on the Schedule of Exchanging Parties, free and clear of all encumbrances, other than applicable federal and state securities law restrictions, and the restrictions set forth in this Agreement, the Merger Agreement, and the other ancillary agreements contemplated thereby.

                  2E. Issued Entirely for Own Account. The Common Units to be issued to the Exchanging Party are for investment for the Exchanging Party's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Exchanging

Party has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Exchanging Party further represents that the Exchanging Party does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Units other than as set forth in the LLC Agreement and the Securityholders Agreement.

                  2F. Disclosure of Information. The Exchanging Party believes that it has received all the information the Exchanging Party considers necessary or appropriate for deciding whether to acquire the Common Units. The Exchanging Party further represents that the Exchanging Party has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Common Units and the business, properties, prospects and financial condition of the Company.

                  2G. Investment Experience. Immediately upon the consummation of the transactions contemplated hereby, the Exchanging Party shall be an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act. The Exchanging Party acknowledges that the Exchanging Party can bear the economic risk of such Person's investment, and has such knowledge and experience in financial or business matters that the Exchanging Party is capable of evaluating the merits and risks of the purchase of the Common Units.

                  2H. Restricted Securities. The Exchanging Party understands that the Common Units have not been registered under the Securities Act on the basis that the sale of the Common Units is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated upon the representations of the Exchanging Parties herein.

                  Section 3. Representations and Warranties of the Company. As a material inducement to the Exchanging Parties to enter into this Agreement and effect the Exchange, the Company hereby represents and warrants to the Exchanging Parties:

                  3A. Organization and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company. The Company has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

                  3B. Capitalization and Related Matters.

                  (a) As of the Closing contemplated hereunder, and after giving effect to the transactions contemplated by this Agreement and the Merger Agreement, the issued and outstanding capital securities of the Company shall consist of the following: (i) 252,367.49 Class B Preferred Units and (ii) 89,254,009.28 Common Units.

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                  (b) There are no statutory or, to the best of the Company's knowledge, contractual unitholders preemptive rights or rights of refusal with respect to the issuance of the Common Units hereunder, except as expressly contemplated in the Securityholders Agreement or provided herein. To the best of the Company's knowledge, there are no agreements between the Company's unitholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth in the LLC Agreement or Securityholders Agreement.

                  3C. Authorization; No Breach. The execution, delivery and performance of this Agreement, and all other agreements contemplated hereby to which the Company is a party (collectively, the "Relevant Agreements") have been duly authorized by the Company. Each Relevant Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 3C attached hereto, the execution and delivery by the Company of the Relevant Agreements, the issuance of the Common Units hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital securities or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the LLC Agreement, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

                  3D. Valid Issuance of Common Units. The Common Units being issued to the Exchanging Parties pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws.

                  Section 4. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Affiliates" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, products, services or research or development of any of the Company or its subsidiaries or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes, but is not limited to, the following: internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods and potential acquisition candidates); identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's and its subsidiaries' suppliers, distributors, customers, independent contractors or other business relations and their confidential information; trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) and other intellectual property.

                  "LLC Agreement" means that certain Limited Liability Company Agreement of the Company, dated as of February 14, 2002, by and among the Company and the unitholders party thereto, as amended from time to time in accordance with its terms.

                  "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint share company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

                  "Registration Agreement" means that certain Registration Agreement, dated as of February 14, 2002, by and among the Company, GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P., G. Edward Evans, Snowlake Investments Pte Ltd, and each of the other Persons from time to time party thereo, as amended in accordance with its terms.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Securityholders Agreement" means that certain Securityholders Agreement, dated as of February 14, 2002, by and among the Company, GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P., G. Edward Evans, Snowlake Investments Pte Ltd, and each of the other Persons from time to time party thereo, as amended in accordance with its terms.

                  "Transaction Documents" means this Agreement, the Merger Agreement, the LLC Agreement, the Registration Agreement and the Securityholders Agreement.

                  Section 5.  Miscellaneous.

                  5A. Legend. Each certificate evidencing Common Units and each certificate issued in exchange for or upon the transfer of any Common Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to a securityholders Agreement, dated as of february 14, 2002, among the issuer of such securities (the "Company") and certain of the company's securityholders. A copy of such securityholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing the Common Units to be issued in connection with the consummation of the transactions contemplated hereby.

                  5B. Survival of Representations and Warranties. All of the representations and warranties set forth in this Agreement or in any writing delivered by the Company or any Exchanging Party in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation, inquiry or examination made by or on behalf of or any knowledge of any party or on its behalf or the acceptance by any party of a certificate or opinion).

                  5C. Remedies. The Exchanging Parties shall have all rights and remedies set forth in this Agreement and all rights and remedies that the Exchanging Parties have been granted at any time under any other agreement or contract and all of the rights that the Exchanging Parties have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  5D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Exchanging Parties representing a majority in interest of the Common Units issued to the Exchanging Parties pursuant to this Agreement. No other course of dealing between the Company and the holder of any Common Units or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

                  5E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  5F. Confidentiality.

                  (a) If the transactions contemplated hereby are consummated, each Exchanging Party agrees not to disclose to any third party (and shall use commercially reasonable efforts to cause each of its Affiliates not to disclose) any Confidential Information (whether or not such information is or was developed by such Exchanging Party) related to the terms and conditions of the transactions contemplated by the Transaction Documents, except to the extent (i) disclosure of such information is required by law, or (ii) the information becomes publicly known except through the actions or inactions of such Exchanging Party.

                  (b) Notwithstanding anything herein to the contrary, each party to this Agreement (and each Affiliate and person acting on behalf of any such party) agrees that each other party (and each employee, representative, and other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that have been or are provided to such party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

                  5G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  5H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  5I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  5J. Further Assurances. Each Exchanging Party will execute and deliver such further instruments of conveyance and transfer and take such additional action as the Company may reasonably request to effect, consummate, confirm or evidence the transfer to the Company of the TSI Networks Stock by such Exchanging Party. The Company will execute and deliver such further instruments of conveyance and transfer and take such additional action as any of the Exchanging Parties may reasonably request to effect, consummate, confirm or evidence the transfer to the Exchanging Parties of the Common Units.

                  5K. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

                  5L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the

Exchanging Parties at the addresses set forth on the Schedule of Exchanging Parties and to the Company at the address indicated below:

                  TSI Telecommunication Holdings, LLC
                  201 N. Franklin Street, Suite 700
                  Tampa, FL  33602
                  Attn:  G. Edward Evans, Chief Executive Officer
                  Telecopy No.: (813) 273-4953

                  with a copy to:

                  GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, IL 60606
                  Attn:  Collin E. Roche
                  Telecopy No.: (312) 382-2201

                  Kirkland & Ellis LLP
                  200 E. Randolph
                  Chicago, IL 60601
                  Attn:  Stephen L. Ritchie, P.C.
                  Telecopy No.: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  5M. Other Agreements. Simultaneously with the consummation of the transactions contemplated hereby, each of the Exchanging Parties agrees to enter into the Securityholders Agreement, the Registration Agreement and the Limited Liability Company Agreement, and each Exchanging Party acknowledges and agrees that such Exchanging Party will be an "Other Securityholder" (as defined in the Securityholders Agreement) for purposes thereof and a holder of "Other Registrable Securities" (as defined in the Registration Agreement) for purposes thereof.

                  5N. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertaking with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  5O. Rights Cumulative; Waiver. The rights and remedies of the Exchanging Parties and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on the date first written above.

                                        TSI TELECOMMUNICATION HOLDINGS, LLC

                                        /s/ G. Edward Evans

                                        By:  G. Edward Evans

                                        Its: Chief Executive Officer

         Exchanging Parties:            GREYLOCK X LIMITED PARTNERSHIP
                                        GREYLOCK X-A LIMITED PARTNERSHIP

                                        By:

                                        /s/ Donald A. Sullivan

                                        By:  Greylock X GP Limited Partnership
                                        Its: General Partner

                                        McCANCE FAMILY, L.P

                                        By:

                                        /s/ Mary H. Murphy
                                        By:  Mary H. Murphy
                                        Its: Attorney-In-Fact


                                        ROGER L. EVANS REVOCABLE TRUST

                                        /s/ Mary H. Murphy
                                        By:  Mary H. Murphy
                                        Its: Attorney-In-Fact


                                        MAPACHE INVESTMENTS, L.P.

                                        By:

                                        /s/ Mary H. Murphy
                                        By:  Mary H. Murphy
                                        Its: Attorney-In-Fact

                                        CHARLES CHI AND RENEE VAN DIEEN,
                                        TENANTS IN COMMON

                                        By:

                                        /s/ Mary H. Murphy
                                        By:  Mary H. Murphy
                                        Its: Attorney-In-Fact



                                        GUNDERSON DETTMER STOUGH VILLENEUVE
                                        FRANKLIN & HACHIGIAN, LLP

                                        /s/ Jonathan Gleason
                                        By:  Jonathan Gleason
                                        Its: Investment Portfolio Administrator

                                        O'MELVENY & MYERS, LLP

                                        /s/ Peter T. Healy
                                        By:  Peter T. Healy
                                        Its: Partner



                                        MG-HIW, LLC


                                        By:
                                        Its:


                                        /s/ Rod McGeary
                                        ROD McGEARY

                                        /s/ Mary H. Murphy
                                        HOWARD E. COX, JR.
                                        By:  Mary H. Murphy
                                        Its: Attorney-In-Fact

                                        /s/ Mary H. Murphy
                                        WILLIAM S. KAISER
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy
                                        WILLIAM HELMAN
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy
                                        ANEEL BHUSRI
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy
                                        CHARLES M. HAZARD, JR.
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy
                                        DAVID SZE
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy

                                        DAVID N. STROHM
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact

                                        /s/ Mary H. Murphy

                                        DAVID B. ARONOFF
                                        By: Mary H. Murphy
                                        Its:  Attorney-In-Fact